SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 26, 2003

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

           Nevada                         0-11550                 36-3207413
(State or Other Jurisdiction      (Commission file Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

            99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (732) 452-9556

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Item 5. Other

Fast Track status for dexanabinol

Pharmos Corporation has been notified that the U.S. Food and Drug Administration has granted fast track designation for dexanabinol for treatment of severe traumatic brain injury (TBI). The most significant benefit to the Company is the expedited review of the New Drug Application (NDA) for the compound.

TBI is a serious, often life-threatening condition for which no approved therapies exist. Dexanabinol is currently in an advanced pivotal Phase III clinical trial to determine safety and efficacy in severe TBI patients.

The FDA Fast Track programs, codified under the FDA Modernization Act of 1997, are designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions, and that demonstrate the potential to address unmet medical needs. The programs emphasize the critical nature of close early communication between the FDA and sponsor to improve the efficiency of product development.

Completion of Convertible Debt Financing

Pharmos also announced the completion of a $21 million convertible debt financing with six institutional investors. Five million dollars of the proceeds will be used for working capital purposes, and $16 million will be available to fund acquisitions upon the approval of the investors. Pharmos also issued warrants exercisable into shares of common stock as part of the transaction.

The acquisition facility may be used to assist Pharmos' ongoing efforts to expand its pipeline beyond its one important product in late-stage development. No plans are currently in place to utilize it. The financing also addresses a concern Nasdaq recently raised informally that Pharmos may have inadvertently violated one of Nasdaq's corporate governance rules. Nasdaq told Pharmos that it should have obtained prior shareholder approval of its May 2003 private placement transaction because in their view that transaction should have been aggregated with Pharmos' February 2003 registered placement transaction used to refinance existing debt. Completion of the $21 million convertible debt financing resolves this issue.

The convertible debentures are convertible into common stock of the Company at a fixed price of $4.04, 205% above the closing bid price of the stock for the five days preceding the closing date. The debentures, which bear an interest rate of 4%, will be redeemed in 13 substantially equal monthly increments beginning March 31, 2004. Amounts converted into shares of Pharmos common stock will reduce the monthly redemption amount in inverse order of maturity. The $16 million earmarked for acquisition activity will be held in escrow until used or repaid. In connection with the financing, the Company also issued three-year warrants to purchase 5 million shares of common stock at a price of $2.04 per share.

      Pharmos has agreed to file a registration statement with the Securities and Exchange Commission within thirty days to permit resales of the common stock underlying the convertible debentures and the warrants. Rodman & Renshaw, Inc. acted as placement agent for this transaction and one other financial institution received compensation as a finder in connection with the transaction.

Exhibits
--------

4.1 Securities Purchase Agreement dated as of September 26, 2003 between the Registrant and the purchasers identified on the signature pages thereto.

4.2   Form of 4% convertible debenture due March 31, 2005.

4.3 Registration Rights Agreement dated as of September 26, 2003 between the Registrant and the purchasers signatory thereto.

4.4   Form of Common Stock Purchase Warrant.

4.5 Escrow Agreement dated as of September 26, 2003 between the Registrant, the purchasers signatory thereto and Feldman Weinstein LLP.

4.6   Form of Placement Agent Common Stock Purchase Warrant.

99.1  Press Release dated September 30, 2003 regarding Dexanabinol.

99.2  Press Release dated September 30, 2003 regarding Financing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of September, 2003.

                                      PHARMOS CORPORATION


                                      By: /s/ Robert W. Cook
                                          ----------------------------------
                                          Name:  Robert W. Cook
                                          Title: Executive Vice President,
                                                 Chief Financial Officer